EXHIBIT 10.8

                                    DELAWARE
                                 The First State


                                                                          PAGE 1


     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "EQUITY TECHNOLOGIES & RESOURCES, INC.", FILED IN THIS OFFICE ON THE SEVENTH DAY OF DECEMBER, A.D. 2005, AT 4:01 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.
















2153848           8100        (SEAL)   /x/ Harriet Smith Windsor
                                       -----------------------------------
050996146                              Harriet Smith Windsor, Secretary of State
                                       AUTHENTICATION:            4352780
                                                 DATE:            12-08-05


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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                      EQUITY TECHNOLOGIES & RESOURCES, INC.



     Pursuant to the provisions of the Delaware General Corporation Law, Equity Technologies & Resources, Inc. adopts the following Certificate of Amendment to its Certificate of Incorporation:

     FIRST: The name of the Corporation is Equity Technologies & Resources, Inc.

     SECOND: The following amendment to the Certificate of Incorporation of the Corporation was adopted by resolution adopted by the shareholders on the 21st day of July, 2000, in the manner prescribed by the Delaware General Corporation
Law:

             "The Certification of Incorporation shall be amended by adding Article VII (Action by Majority Vote), Article VIII (Special Authority of Board of Directors); Article IX (Conflict of Interest); and Article X (Indemnification) as set forth herein below, and specifically designated as Article VII through Article X."

     THIRD: The date of adoption of the amendment by the shareholders was July 21, 2000 and the date of adoption of the amendment by the Board of Directors was July 21, 2000.

     FOURTH: The number of shares voted for the amendment by the holders of the outstanding shares of common stock was sufficient for the approval of the amendment.

     FIFTH: The manner in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected as follows. None except as may be implied in Article VIII below.

     SIXTH: The manner in which such amendment effects a change in the amount of stated capital and the amount of stated capital changed by such amendment is as follows. None.







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     Article VII (Action by Majority Vote) of the  Certificate of  Incorporation
is hereby added, as follows:


                                   ARTICLE VII

     The by-laws of the corporation may provide that any matter to be voted upon by either the directors or the shareholders of the corporation shall require
only  a  majority  vote.   Consents  in  writing  of  either  the  directors  or
shareholders need by approved only by a majority of such directors or shareholders.



     Article VIII (Special Authority of Board of Directors) of the Certificate of Incorporation is hereby added, as follows:


                                  ARTICLE VIII.

     The board of directors by a majority vote thereof shall be and are hereby authorized to enter into on behalf of the corporation and to bind the corporation without shareholder approval, any and all acts approving (a) the terms and conditions of a merger and/or a share exchange; and (b) divisions, combinations and/or splits of shares of any class or series of stock of the corporation, whether issued or unissued, with or without any change in the number of authorized shares; to the extent that the provisions herein are consistent with the Delaware General Corporation Law.



     Article IX (Conflict of Interest) of the Certificate of Incorporation is hereby added, as follows:


                                   ARTICLE IX

     Any related party contract or transaction must be authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein or the transaction must be fair and reasonable to the corporation.



         Article X (Indemnification) of the Certificate of Incorporation is hereby added, as follows:

                                    ARTICLE X

     The corporation shall indemnify its officers, directors, employees and agents in accordance with the following:

     (a) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was otherwise serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he


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acted in good  faith and in a manner  he  reasonably  believed  to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct to be unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe the action was unlawful.

     (b) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to whether such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under Section (a) or (b) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the officer, director, employee or agent is proper under the circumstances, because he has met the applicable standard of conduct set forth in Section (a) or (b) of this Article. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for that purpose.

     (e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized in Section (d) of this Article,


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upon  receipt  of an  understanding  by or on behalf of the  director,  officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

     (f) The board of directors may exercise the corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

     (g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under this Amended Certificate of Incorporation, the by-laws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

     IN WITNESS WHEREOF, Equity Technologies & Resources, Inc. has caused this Certificate of Amendment to the Certificate of Incorporation to be executed this 21st day of July, 2000.




EQUITY TECHNOLOGIES & RESOURCES, INC.
a Delaware Corporation

By:  /x/ Frank G. Dickey, Jr.
     ---------------------------------------
        Frank G. Dickey Jr., President

                                               ATTEST:

                                                       /x/ Laura G. White
                                                      -------------------------
                                                      Laura G. White, Secretary





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